EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS FIRST QUARTER FISCAL YEAR 2010 RESULTS AND
DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. — August 6, 2009 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the first quarter of fiscal year 2010 ended June 30, 2009. The Company reported revenues of $54,692,000 as compared with revenues of $39,494,000 for the first quarter of fiscal year 2009, net income of $7,336,000 as compared with net income of $2,689,000 for the first quarter of fiscal year 2009, and earnings per share of $0.81 as compared with earnings per share of $0.30 for the first quarter of fiscal year 2009. These results represent a 38% increase in revenues, 173% increase in net income, and a $0.51 increase in earnings per share when compared to results for the first quarter of the prior fiscal year.

“Revenue for the first quarter of fiscal year 2010 increased 38% while operating profit was up over 240% from the same period last fiscal year,” said Anthony Fabiano, AS&E’s President and CEO. “We continue to record substantial revenue increases in Cargo Systems, Z Backscatter™ Systems, and Field Service product areas — again bolstered by the increase of international orders for our proprietary X-ray inspection systems. In fact, 87% of the quarter’s product bookings came from international customers.”

Fabiano continued, “Backlog remains over $150 million for the fifth consecutive quarter — highlighting another solid bookings quarter from a mix of products and our expanding sales channel. In our efforts to continue to drive growth through the commercialization of new products, we continued to invest aggressively in IRAD during the quarter with an increase of 63% over the same quarter in the prior fiscal year. We continue to be pleased with our ability to consistently generate profits and positive free cash flow, and to maintain financial strength in this challenging economic climate.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.20 per share, payable on September 3, 2009 to the holders of record at the close of business on August 24, 2009.

As previously announced, Anthony Fabiano, AS&E’s President and CEO, and Ken Galaznik, AS&E’s Senior Vice President, CFO and Treasurer, will host the conference call on Thursday, August 6, 2009 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-770-7125 at least 10 minutes prior to its starting time. For international participants, dial 1-617-213-8066. Please tell the operator the confirmation code: 54647077.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Thursday, August 6, 2009 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 39084360. The replay will also be available at www.as-e.com  in the Investor Information section following the conference.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), HM Revenue & Customs (U.K.), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, Senior Vice President, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended
	June 30, 2009	June 30, 2008
Total net sales and contract revenues	$54,692	$39,494

Total cost of sales and contracts	29,072	24,965
Gross profit	25,620	14,529

Expenses:
Selling, general and administrative	8,702	7,699
Research and development	5,806	3,563
Total expenses	14,508	11,262

Operating income	11,112	3,267
Interest and other, net	262	935
Income before provision for income taxes	11,374	4,202
Provision for income taxes	4,038	1,513

Net income	$7,336	$2,689

Income per share - Basic	$0.83	$0.31
Income per share - Diluted	$0.81	$0.30

Weighted average shares - Basic	8,814	8,706
Weighted average shares - Diluted	9,010	8,907

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2009	March 31, 2009
Assets
Current assets:
Cash and cash equivalents	$70,286	$105,419
Restricted cash	35	35
Short-term investments	71,019	36,384
Accounts receivable, net	32,658	36,956
Inventories	45,741	47,975
Other current assets	15,804	15,347
Total current assets	235,543	242,116

Non-current assets:
Building, equipment and leasehold improvements, net	19,349	19,488
Other assets	6,796	6,683
Total assets	$261,688	$268,287

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$10,309	$10,639
Customer deposits	19,456	14,818
Deferred revenue	17,055	28,003
Other current liabilities	16,610	19,636
Total current liabilities	63,430	73,096

Non-current liabilities:
Lease financing liability	8,053	8,377
Other non-current liabilities	3,485	4,748
Total liabilities	74,968	86,221

Total stockholders’ equity	186,720	182,066
Total liabilities and stockholders’ equity	$261,688	$268,287

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Three Months Ended
	June 30, 2009	June 30, 2008
Cash flows from operating activities:
Net income	$7,336	$2,689
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	1,120	1,044
Provision for contracts, inventory and accounts receivable reserves	191	191
Amortization of bond (discount) premium	67	(224)
Deferred income taxes	237	(1,308)
Stock compensation expense	1,220	965

Changes in assets and liabilities:
Accounts receivable	4,277	246
Unbilled costs and fees	926	(3,729)
Inventories	2,064	(4,304)
Prepaid expenses and other assets	(1,733)	(1,792)
Accounts payable	(330)	(2,007)
Accrued income taxes	2,896	—
Customer deposits	4,638	2,727
Deferred revenue	(12,197)	(3,861)
Accrued expenses and other liabilities	(5,787)	(175)
Sale of leased asset	—	66
Net cash provided by (used for) operating activities	4,925	(9,472)

Cash flows from investing activities:
Purchases of short-term investments	(52,267)	(19,403)
Proceeds from maturities of short-term investments	17,565	36,400
Purchase of property and equipment	(981)	(425)
Net cash provided by (used for) investing activities	(35,683)	16,572

Cash flows from financing activities:
Increase in restricted cash and investments	—	(13,813)
Proceeds from exercise of stock options	543	214
Repurchase of shares of common stock	(2,922)	(10,768)
Repayment of leasehold financing	(286)	(282)
Payment of common stock dividend	(1,767)	(1,752)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	57	45
Net cash used for financing activities	(4,375)	(26,356)

Net decrease in cash and cash equivalents	(35,133)	(19,256)
Cash and cash equivalents at beginning of period	105,419	52,418
Cash and cash equivalents at end of period	$70,286	$33,162